Exhibit 23.2
                                                                    ------------



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 10, 2005 relating to the combined special purpose financial statements of Surface Specialties, a business of UCB SA, which appears in Cytec Industries Inc.'s Current Report on Form 8-K/A filed on May 16, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





August 12, 2005

PricewaterhouseCoopers Reviseurs d'Entreprises
Brussels, Belgium

/s/ Jan Van den Bulck
Partner